                         RELIABILITY INCORPORATED

                         SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                            ---

Check the appropriate box:

 X  Preliminary Proxy Statement
- ---
    Definitive Proxy Statement
- ---
    Definitive Additional Materials
- ---
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
- ---
                         Reliability Incorporated
             (Name of Registrant as Specified in Its Charter)
                         Reliability Incorporated
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 X  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
- ---
    $500 per each party to the controversy pursuant to Exchange Act Rule
- --- 14a-6(i)(3).

- --- Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    4)   Proposed maximum aggregate value of transaction:

- --- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:   -0-
    2)   Form Schedule or Registration Statement No.:
    3)   Filing Party:
    4)   Date Filed:   March 6, 1995

* Set forth the amount on which the filing fee is calculated and state how it was determined.


ofs:fin:prox5p                       1

                         RELIABILITY INCORPORATED

                              16400 Park Row
                           Houston, Texas 77084

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD APRIL 26, 1995




To the Shareholders of
Reliability Incorporated:

    Notice is hereby given that the 1995 annual meeting of shareholders of Reliability Incorporated (the "Company") will be held in the offices of the Company at 16400 Park Row, Houston, Texas 77084, on April 26, 1995, at 10:00 a.m. Houston time, for the following purposes:

    1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are elected.

    2. To approve amendments to the Company's Articles of Incorporation, all as described in the attached Proxy Statement.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 10, 1995, as the record date for determination of shareholders entitled to notice of, and to vote at, such meeting.

    Regardless of whether you expect to attend the meeting in person, you are requested to fill in, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. No postage need be affixed if such envelope is mailed in the United States.

                                          By order of the Board of Directors,



                                                      Max T. Langley
                                                         Secretary







Date:  March 23, 1995

                         RELIABILITY INCORPORATED

                              16400 Park Row
                           Houston, Texas 77084

                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF SHAREHOLDERS


Solicitation and revocation of proxies

    The accompanying proxy is solicited by Reliability Incorporated, a Texas corporation (the "Company"), for use in connection with the 1995 annual meeting of shareholders of the Company. Although proxies will be solicited primarily by mail, employees of the Company may personally aid in such solicitation. The Company will make arrangements with brokerage houses and banks for forwarding proxy materials to the beneficial owners of shares registered in brokers' and banks' names. All solicitation costs will be borne by the Company. All properly signed proxies will be voted, and, where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specification so made. Any shareholder giving a proxy may revoke it at any time before it is used at the meeting by giving written notice of revocation to the secretary of the Company or by signing and delivering to the secretary of the Company a proxy bearing a later date.

    Proxy materials are expected to be mailed or delivered to shareholders on or about March 23, 1995.

Voting at the meeting

    Only holders of record of the Company's Common Stock (the "Common Stock") at the close of business on March 10, 1995, will be entitled to vote at the meeting. Each share of Common Stock is entitled to one vote; shareholders do not have the right to cumulate their votes with respect to the election of directors. Directors are elected by a majority vote of those shares present at the meeting. The proposed amendments to the Articles of Incorporation must be approved by the affirmative vote of two thirds of the outstanding Common Stock. Abstentions are treated as a non-vote. Because approval of the amendments to the Company's Articles of Incorporation requires the affirmative vote of two thirds of the outstanding Common Stock, shareholders are especially encouraged to return completed proxies.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Security ownership of certain stockholders and management

    As of February 17, 1995, each of the following persons beneficially owned 5% or more of the 4,242,848 shares of Common Stock then outstanding:

                             Voting shares             Dispositive shares
                          and percent of total        and percent of total
Name and address             outstanding (1)             outstanding (2)
- ----------------          --------------------        --------------------

S. I. P., Inc.            1,508,196   (35.55%)        1,508,196  (35.55%)
  P. O. Box 34311
  Houston, Texas

Fidelity Low-Priced         250,500    (5.90%)(3)      250,500   (5.90%)(3)
  Stock Fund
  82 Devonshire Street
  Boston, Massachusetts

- --------------------
(1)   Shares as to which the shareholder has voting power.
(2)   Shares as to which the shareholder has power to dispose.
(3)   As reported in a Schedule 13G, dated February 13, 1995.

- --------------------

      S.I.P., Inc. ("SIP"), a Houston-based construction company, is a wholly-owned second tier subsidiary of The Parsons Corporation, which may be deemed to own beneficially the shares of Common Stock owned by SIP. The Company has been advised that SIP consults with Parsons S.I.P. Inc., its sole stockholder, and with The Parsons Corporation, the sole stockholder of Parsons S.I.P. Inc., with respect to the voting and disposition of its shares. Accordingly, SIP may be deemed to have shared power to vote and dispose of the shares owned by it.

      Edward C. Johnson, III, and Abigail P. Johnson each own approximately 25% of the stock of FMR Corp., which controls Fidelity Management & Research Company ("Fidelity"), the investment advisor to the Fidelity Low-Priced Stock Fund ("Fund"). The Johnsons, along with other members of the Johnson family, constitute a group controlling FMR Corp., and thus indirectly control Fidelity, and have shared power with the board of trustees of the Fund to direct the disposition and to vote the shares held by the Fund.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

    The following table sets forth, as of February 17, 1995, the amount of Common Stock owned by the directors of the Company, the nominees for director, each executive officer named in the compensation table and all directors and officers as a group.

                                    Amount and Nature of
                                    Beneficial Ownership
                                    --------------------
                              Sole Voting
                                   and             Other
   Name of Individual          Investment       Beneficial       Percent
        or Group               Power (1)       Ownership (2)     of Class
   ------------------          ----------      -------------   -----------
W. L. Hampton                      -0-              -0-            -0-%
Everett Hanlon                  109,949             -0-           2.59
John R. Howard                      128             -0-            -0-
Thomas L. Langford                 -0-              -0-            -0-
A. C. Lederer, Jr.                7,500             -0-            .18
Larry Edwards                    36,850           14,956          1.22
Max T. Langley                   10,100           10,977           .50
J.E. (Jim) Johnson                  100            8,708           .21
James M. Harwell                    -0-            7,067           .17
Robert W. Hildenbrand, Jr.          -0-            8,057           .19
All executive officers
  and directors as a
  group (eleven
  persons)                      164,627           54,222          5.16

- --------------------
(1) Each person has the sole power to vote and dispose of the shares shown except that Mr. Edwards has shared power with his spouse to vote and dispose of the 36,850 shares reported above.

(2) Represents shares allocated to the executive officer through his participation in the Company's Employee Stock Savings Plan (the "Plan"), according to the latest statement for said Plan which is as of December 31, 1994. Employees have the power to vote all shares held in the Plan, but have the power to direct the sale of only a limited number of the shares, if any.
- --------------------

    The Company is not aware of any contractual arrangement the operation of which may at any subsequent date result in a change in control of the Company.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

                           ELECTION OF DIRECTORS

    At the meeting, five directors are to be elected. Each director will hold office until the next annual meeting of shareholders and until his successor is elected and qualifies. The persons named as proxy voters in the accompanying form of proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named in the following table unless authority to vote for all or any of such nominees is withheld on such proxy.
                                  Number and percent    Other positions and
                                     of shares of        offices presently
                                    Common Stock of     held with the Company
                                  the Company benefi-   (and other present
                  Director         cially owned as of   principal occupation
     Name           since   Age   February 17, 1995(1)     if different)
     ----         --------  ---   --------------------  ------------------
W. L. Hampton       1984     66     -0-        -0-%     (retired)
Everett Hanlon      1974     64   109,949     2.59      (retired)
John R. Howard*     1971     61       128      -0-      (attorney-at-law)
Thomas L. Langford  1980     53     -0-        -0-      (president and
                                                         director of The
                                                         Parsons Corporation)
A. C. Lederer, Jr.* 1972     81     7,500      .18      Chairman of the
                                                        Board of Directors
                                                        (investor)
- ---------------------------
(1) Each director has the sole power to vote and to dispose of the shares shown in this table as being beneficially owned by him.

* The wife of A. C. Lederer, Jr. is a sister of John R. Howard. There is no other family relationship among the persons named in this table.
- ---------------------------

    Mr. Hampton was president and a director of Parsons S.I.P. Inc. for more than five years until his retirement in June 1993.

    Everett Hanlon was president, chief executive officer and chairman of the Board of Directors of the Company from April 1989 to April 1990, and from April 1990 to March 1993 he was chairman of the Board of Directors and chief executive officer of the Company. In March 1993, Mr. Hanlon resigned as chairman of the board and chief executive officer, but remained a director of the Company.

    Mr. Howard has held the position set out opposite his name for more than five years.

    Mr. Langford has been president of The Parsons Corporation since September 1991. From May 1989 to September 1991, Mr. Langford was executive vice president and chief financial officer of The Parsons Corporation.

    Mr. Lederer has been the chairman of the board of the Company since March 1993. Mr. Lederer's principal occupation has been that of an investor for more than five years, and he was chairman of the board of the Company from 1977 until April 1989.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

    Management has no reason to believe that any person proposed to be elected a director will be unwilling or unable to serve if elected. If such a situation arises, proxies will be voted for a nominee selected by the Board of Directors of the Company.

    The Company's Board of Directors held five meetings during 1994. All incumbent directors attended 75% or more of the meetings of the Board of Directors.

    The Company's audit committee, composed of Messrs. Howard and Langford, met two times during 1994 and both members attended both meetings. The audit committee reviews and approves all services to be performed by independent accountants and the fees therefor, consults with independent accountants and management with respect to internal controls and other financial matters and reviews the results of the year-end audit and other reports of independent accountants.

    The compensation committee, composed of Messrs. Lederer and Hampton, met two times during 1994 and both members attended both meetings. The functions of the compensation committee are to review executive compensation and benefit plans and recommend changes therein and to make recommendations to the Board of Directors concerning executive salaries and incentive plans for the Company.

Compensation Committee Report

                   REPORT OF THE COMPENSATION COMMITTEE
                         ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") of Reliability Incorporated submits this report on executive compensation to the Board of Directors and the Company's shareholders. This report covers components of executive compensation and the bases of the Committee's compensation decisions. The Committee's goal is to establish compensation for executive officers that ensures a fair and competitive salary and additional, incentive compensation which is related directly to the financial success of the Company and the performance of the officers.

Salary

    Salaries for the chief executive officer ("CEO") and each other executive
officer are set annually.   The Committee tries to set salaries that are
competitive to those paid by companies of similar size and revenue in the industry, aiming at the 25th percentile of competitive salaries. Due to the Company's losses in 1991 and 1992, salaries were decreased. Early in 1993, the Committee recommended salaries for the CEO and other executive officers that were approximately 97% of 1989 salaries. As the Company returned to profitability in 1993, in August, 1993, U.S. salaries were increased for all employees, including officers; salaries for executives then approximated 1989 salaries. In 1994, the Company's profitability continued and salaries were raised; the salary of the CEO was increased 8% and the raises for the other executive officers varied from 4% to 9%, depending on the performance of the

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

individual executive and the success of the industry segment, division or subsidiary for which the executive was responsible. The Committee reviewed the performance of the Company, its gross and net profits, the performance of the Company's officers and the business plan for 1994 as well as the 1993 American Electronics Association Executive Compensation Survey to determine appropriate and competitive salaries. The Committee considered salaries paid by other companies of similar size and revenues to determine market rate salary using the 25th percentile results of the survey.

Incentive Compensation

    In addition to base salary, the Company has an incentive bonus plan which applies to the CEO, all other executive officers and all salaried employees of the U.S. Company. This bonus plan has three components: (1) a quantitative measure based on the net income before income tax of the Company
(a) as a whole in the case of the CEO and certain other executive officers or (b) the subsidiary, industry segment or division of the Company for which the executive is responsible; (2) a qualitative measure which is an evaluation of each individual's performance during the year, made by the Committee for the CEO and by the CEO for all other executive officers; and
(3) a target bonus. The Committee's approach to incentive bonuses is to establish incentives at a pay-for-performance level which allows the executive to be compensated in total at a competitive rate. Each year the Committee establishes the target bonus for the CEO and each executive officer and approves the payment of bonuses, if any, based on achieving predetermined goals. Although the Committee judged the CEO and executive officers eligible for bonuses based on personal performances in 1991 and 1992, because the Company as a whole was not profitable, only one officer received a bonus in such years because the operating division for which he was responsible was profitable, even though the Company as a whole was not. Bonuses ranging from 3% to 31% were paid in 1993. Target bonuses, for 1994, ranged from 30% of salary for the CEO (up from 20% in 1993) to 22.5% for executive officers
(up from 15% in 1993). Actual bonuses paid increased or decreased depending on actual profits and individual performance; the actual bonus paid to the CEO was 56% of his salary and ranged from 26% to 37% of salary for the executive officers.

Benefits

    The CEO and other executive officers are not entitled to any additional benefits which are not also provided to all full-time salaried employees.


Respectfully submitted,

W.L. Hampton
A.C. Lederer, Jr.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Remuneration of directors and executive officers

  The following table provides information as to the compensation paid by the Company and its subsidiaries, during fiscal year 1994, to the chief executive officer and the four other highest paid executive officers and directors whose remuneration exceeded $100,000 in 1994.

                                Annual Compensation
                         ----------------------------------
            (a)           (b)    (c)      (d)       (e)          (i)
           Name                                    Other
            and                                   Annual      All Other
         Principal              Salary   Bonus Compensation Compensation
          Position       Year    ($)      ($)       ($)        ($) (1)
        ----------       ----   ------   ----- ------------ ------------

Larry Edwards, president 1994  127,506  72,219      -0-         3,825
  and chief executive    1993  109,850  34,449      -0-         3,296
  officer                1992  107,775    -0-       -0-         2,738

Max T. Langley, senior   1994   92,712  34,461      -0-         2,781
  vice president, chief  1993   85,196  17,533      -0-         2,556
  financial officer,     1992   86,819    -0-       -0-         2,206
  secretary and treasurer

J.E. (Jim) Johnson,      1994   91,140  26,259      -0-         2,734
  vice president         1993   84,220  17,332      -0-         2,527
                         1992   85,837  37,073      -0-         2,181

James M. Harwell,        1994   79,056   29,785     -0-         2,372
  vice president         1993   69,928   18,503     -0-           884
                         1992   67,848    -0-       -0-           678


Robert W.                1994   84,300  23,363      -0-         2,529
  Hildenbrand, Jr.,      1993   78,324   2,015      -0-         2,350
  vice president         1992   79,825    -0-       -0-         2,028
- --------------------
The Company does not provide any long-term compensation plans for executive officers, thus columns (f), (g) and (h) are omitted from the above table.

(1) Amounts shown in this column represent the Company's matching and annual contributions to the Employee Stock Savings Plan.

- --------------------

    The Company sponsors an Employee Stock Savings Plan. All U.S. employees of the Company who have completed one year of service are covered by the Plan. The Plan allows an employee to contribute up to 15% of defined compensation to the Plan. Contributions to the Plan by executive officers

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

have been limited (6% in 1994 and 5% in 1993) by provisions of the Internal Revenue Code. The Company contributes a matching amount to the Plan equal to 50% of the employee's contribution, to a maximum of 2%, for employees who contribute 2% or more. The Company also contributes, as a voluntary contribution, an amount equal to 1% of the defined compensation of all covered employees.

    The Company has no long-term compensation plans, awards or arrangements. The Company has no stock appreciation rights or option plans and grants no options or stock rights. The Company has no long-term incentive plan, defined benefit or actuarial plan, employment contracts or termination of employment or change in control agreements with any executive officer.

Compensation to Directors

    There are no directors who are employees of the Company. Directors are paid a fee of $500 per month and do not receive any other salary or compensation. Mr. Langford, who does not reside in Houston, Texas, has waived his fee, but is reimbursed for expenses in attending meetings.

Performance Graph

    The following performance graph compares the performance of the Company's Common Stock to the Nasdaq Non-Financial Stocks Index (which includes the Company) and to the Nasdaq Stock Market (US) CRSP Total Return Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1989, and that all dividends (the Company did not pay any dividends) were reinvested.

              Comparison of Five-Year Cumulative Total Return

        Among Reliability Incorporated, Nasdaq Non-Financial Stocks Index and Nasdaq Stock Market Total (U.S. Companies) Return Index

                                        For Years Ended December 31,
                                        ---------------------------
                                 1989   1990   1991    1992   1993   1994
                                 ----   ----   ----    ----   ----   ----

Reliability Common Stock         $100   $ 26   $ 35    $ 48   $117   $ 79

Nasdaq Non-Financial Stocks       100     88    142     155    178   $170

Nasdaq Stock Market Total Return  100     85    136     159    181   $177

Compensation Committee Interlocks and Insider Participation

    The compensation committee is composed of Messrs. Lederer and Hampton. Neither person is an officer or employee of the Company or any of its subsidiaries. No director or executive officer of the Company serves as a director (or a member of the compensation committee or other group performing equivalent functions) of another entity, of which any executive officer or director serves as a director of the Company.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Amendment to Articles of Incorporation

    The Company's Articles of Incorporation were originally written in 1953. The Board of Directors has determined that it is advisable to update and amend certain provisions of the Company's Articles of Incorporation. Accordingly, the Company proposes to revise Article Two of the Articles of Incorporation to expand the purposes of the Company to permit the transaction of any lawful business and to amend Article Seven which will also replace existing Articles Seven and Eight. New Article Seven contains provisions for the regulation of the internal affairs of the Company, continues existing provisions denying cumulative voting and preemptive rights, and adds (i) a provision that reflects current Texas law that the directors have the right to amend the bylaws of the Company and (ii) a provision limiting liability of directors, as permitted by Texas law. The Board of Directors of the Company recommends that the shareholders approve the proposed amendments.
In order to pass such amendments, shareholders holding two-thirds of the outstanding stock of the Company must approve the amendment. Amended Articles Two and Seven, as proposed for approval, read as follows:

                                ARTICLE TWO

      The purpose for which the Corporation is organized is to engage in the transaction of any lawful business for which a corporation may be incorporated under the Act.

                               ARTICLE SEVEN

      Provisions for the regulation of the internal affairs of the Corporation will include the following, but such enumeration is not in limitation of the power of the shareholders or the Board of Directors to formulate in the By-Laws, by resolution, or any other proper manner any other lawful provision not inconsistent with law or these articles:

      Section 1. Voting. Each outstanding share, regardless of class, will be entitled to one vote on each matter submitted to a vote of shareholders. At each election of directors, every shareholder entitled to vote at such election will be entitled to vote, in person or by proxy, the number of shares owned by him for each director for whose election he has a right to vote. The right of shareholders to cumulate votes in the election of directors is expressly denied.

      Section 2. By-Laws. The Board of Directors from time to time may alter, amend or repeal the By-Laws of the Corporation or adopt new By-Laws; but the shareholders from time to time may alter, amend or repeal any By-Laws adopted by the Board of Directors or may adopt new By-Laws.

      Section 3. Denial of Preemptive Rights. The shareholders of the Corporation will not have the preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

      Section 4. Limitation of Liability of Directors. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director except for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit (whether or not the benefit resulted from an action taken within the scope of the director's office), or (iv) an act or omission for which the liability of the director is expressly provided by applicable statute.

Independent Accountants

    The Board of Directors has appointed Ernst & Young as independent auditors of the Company for 1995. Ernst & Young has served as the Company's independent auditors since 1974. A representative of such firm is expected to be present at the meeting, will be given the opportunity to make a statement if he desires to do so and will respond to appropriate questions.

                     THE TRANSACTION OF OTHER BUSINESS

    As of the date of this proxy statement, the Board of Directors has no knowledge of business other than that described above which will be presented for consideration at this meeting. With respect to any other business which may properly come before the meeting or any adjournment, it is intended that proxies will be voted in accordance with the judgement of the person or persons voting them.

Proposals by Shareholders for 1996 Annual Meeting of Shareholders

    Shareholders desiring to present proposals to the shareholders of the Company at the 1996 annual meeting of shareholders, and to have such proposals included in the Company's proxy statement and proxy, must submit their proposals to the Company so as to be received no later than January 2, 1996.

                                    By order of the Board of Directors,


                                             A.C. Lederer, Jr.
                                                Chairman

Date:  March 23, 1995

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED, ON WRITTEN REQUEST FROM SUCH PERSON DELIVERED TO INVESTOR RELATIONS MANAGER, P.O. BOX 218370, HOUSTON, TEXAS 77218, A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 1994.

                         RELIABILITY INCORPORATED
                                   PROXY

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 1995.

          The undersigned hereby appoints Larry Edwards, John R. Howard and Max T. Langley, or any one or more of them, with full power of substitution, attorneys and proxies of the undersigned to vote all
P shares of Common Stock of Reliability Incorporated (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on April 26, 1995, at the offices of the Company, at 10:00 a.m., Houston time, and any adjournment thereof:
R
          1. Election of Directors, Nominees:

               W. L. Hampton, Everett Hanlon,

O              John R. Howard, Thomas L. Langford,

               A.C. Lederer, Jr.

          2. To approve amendments to the Company's Articles of Incorporation.
X
          3. In their discretion, upon such other matters as may come before the meeting or any adjournment thereof.

          All as described in the Notice of Annual Meeting of Shareholders
Y     and Proxy Statement, receipt of which is hereby acknowledged.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE FOR THE BOARD OF DIRECTORS' NOMINEES. FAILURE TO MARK A BOX WITH RESPECT TO THE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION (ITEM 2) SHALL CONSTITUTE A VOTE FOR THE AMENDMENTS. The Proxies cannot vote your shares unless you sign and return this Card.
                                                            -------------
                                                          / SEE REVERSE /
                                                         /      SIDE   /
                                                         -------------

  ----                          SHARES IN YOUR NAME
/  X /
- -----
                           FOR      WITHHELD
                           ALL        FROM
                        NOMINEES      ALL
                                    NOMINEES
1.  Election of           ----        ----
    Directors           /    /      /    /
    (see reverse)       -----       -----

    For, except vote withheld from the following nominee(s):

    -------------------------------------------------------

                           FOR      AGAINST
2.  Amendments to         ----        ----
    Articles of         /     /     /     /
    Incorporation       -----       -----




SIGNATURE(S)                                          DATE
             -----------------------------------------      ----------


SIGNATURE(S)                                          DATE
             -----------------------------------------      ----------
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

























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